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                         [LETTERHEAD OF GRANT THORNTON]




U. S. Securities and Exchange Commission
Washington, D.C. 20549

                                                               December 10, 1997

Dear Sirs:

         Conso Products Company
         Current Report on Form 8-K dated December 5, 1997

We have read Item 4 of the Form 8-K of Conso Products Company dated December 5, 1997 and agree with the statements contained therein.

Yours faithfully

/s/ Grant Thornton

GRANT THORNTON






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